SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934
(Amendment No. ___)
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[ ]	Preliminary Information Statement
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TABATHA IV, INC.
(Name of Registrant As Specified In Its charter)
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TABATHA IV, INC.
2735 Villa Creek, Suite 175, Dallas, Texas 75234

INFORMATION STATEMENT
Pursuant to Section 14(c) of the Securities Exchange Act of 1934
Approximate Date of Mailing: April 27, 2006

THIS INFORMATION STATEMENT IS BEING PROVIDED TO YOU BY THE BOARD OF DIRECTORS OF THE COMPANY.
WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is first being furnished on or about April 27, 2006, to the holders of record as of the close of business on January 16, 2006, of shares of common stock, no par value per share (the “Common Stock”) of Tabatha IV, Inc., a Colorado corporation (the “Company”), to notify such shareholders that, on January 16, 2006, the Company received the written consent in lieu of a meeting of shareholders from the holder of a majority of the shares of Common Stock representing in excess of 89% of the total votes of the Company (the “Majority Shareholder”) approving the Articles of Amendment to the Articles of Incorporation of the Company, pursuant to which the Company’s name will change to Humanity Capital Holding Corp. (the “Name Change”). This Information Statement describing the approval of the Name Change is first being mailed or furnished to the Company’s shareholders on or about April 27, 2006, and such matters shall not become effective until at least twenty (20) calendar days after this Information Statement is first sent or given to shareholders pursuant to the requirements of Rule 14c-2(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

General

The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of the Common Stock.

The Company will only deliver one Information Statement to multiple shareholders sharing an address, unless the Company has received contrary instruction from one or more of the shareholders. Upon written or oral request, the Company will promptly deliver a second copy of this Information Statement and any future annual reports and information statements to any shareholder to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and information statements to any shareholder or shareholders sharing an address to which multiple copies are now delivered. You should direct any requests to the following address:

Tabatha IV, Inc., Attention: Investor Relations, 2735 Villa Creek, Suite 175, Dallas, Texas 75234
Telephone: 972-522-6222
Interest of Certain Persons in or Opposition to Matters to be Acted Upon

No director, officer, nominee for election as a director, associate of any director, officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, resulting from the matters described herein which is not shared by all other shareholders pro rata in accordance with their respective interest.

APPROVAL OF NAME CHANGE

Pursuant to the requirements of the Colorado Corporations and Associations Act (“CCAA”), on January 16, 2006, the members of the Board of Directors of the Company proposed and recommended to the shareholders the Name Change. The proposal is an amendment to the Articles of Incorporation to change the name of the Company to “Humanity Capital Holding Corp.” If the proposal had not been adopted by the Majority Shareholder, it would have been necessary for this action to have been considered by the Company’s shareholders at a special or annual shareholders’ meeting convened for at least the purpose of approving the Name Change.

The elimination of the need for a meeting of the stockholders to approve the Name Change is authorized by Section 104 of the CCAA, which provides that the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take the action at a meeting of which all shares entitled to vote on a matter were present and voted, may be substituted for the special meeting. Also, according to CCAA, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to amend the Company’s Articles of Incorporation. In order to eliminate the costs and management time involved in holding a special meeting, and in order to effectuate the amendment as early as possible in order to accomplish the purposes of the Company, the Board of Directors of the Company decided to utilize the written consent of the Majority Shareholder of the Company.

The Company recently acquired the entire equity interest of Humanity Capital, Inc., a Texas corporation, which is engaged in the professional employer organization industry and now constitutes the Company’s primary business and, as such, the Board of Directors believes that it is appropriate to reflect in the name of the Company a name similar to that of its sole operating subsidiary.

On January 16, 2006, the Majority Shareholder, by written consent in lieu of a meeting, approved an Articles of Amendment to the Company’s Articles of Incorporation. No further consents, votes or proxies are or were necessary to effect the approval of the Articles of Amendment to the Company’s Articles of Incorporation.

Under Colorado law, any dissenting stockholder is not entitled to appraisal rights with respect to the Articles of Amendment covering the Name Change, and the Company will not independently provide shareholders with any such right.

OUTSTANDING SHARES AND VOTING RIGHTS

As of January 16, 2006, the date of action by the Majority Shareholder, the Company’s authorized capitalization consisted of 100,000,000 shares of Common Stock, no par value per share, of which 75,812,500 shares were issued and outstanding.

Each share of Common Stock entitles its holder to one vote on each matter submitted to the shareholders of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of January 16, 2006, according to the stock transfer records of the Company and other information available to the Company, the following persons where known to be (i) the beneficial owners of more than five percent (5%) of the outstanding shares of Common Stock of the Company, (ii) and officers and directors of the Company individually and as a group. Unless otherwise indicated, the address for each of the shareholders in the table below is c/o Tabatha IV, Inc., 1735 Villa Creek, Suite 175, Dallas, Texas 75234.

Name and Address of Beneficial Owner	Capacity with Company	Amount and Nature of Beneficial Ownership(a)	Approximate Percent of Class	Number of Votes
Mimbi Robertson	President and Director	-0-	-0-	-0-
Charlie Dickerson	Chief Financial Officer, Secretary and Director	-0-	-0-	-0-
Scott B. Gann	Chairman of the Board	67,500,000 shares	89.03%	67,500,000 shares
All officers and directors as a group (2 persons)	-0-	-0-	-0-
(a)

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable or convertible within 60 days of January 16, 2006, are generally deemed to be outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person. The Company currently has no outstanding options or warrants to purchase shares of its Common Stock.

The total combined votes of all shareholders listed in the foregoing table is 67,500,000 votes out of a total of 75,812,500 votes, or 89.03% of the voting power.
WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). You may read and copy any document filed at the Public Reference Room of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The Company’s SEC filings are also available to the public from the SEC’s website at http://www.sec.gov/. Included in the information available are audited financial statements of the Company for the period from February 7, 2005 (inception), to June 30, 2005, which are contained in the Company’s Form 10-KSB for the fiscal year ended June 30, 2005 (the “2005 Form 10-KSB”) to the SEC. Neither the 2005 Form 10-KSB nor the financial statements contained in it are to be considered part of any solicitation. At the end of this Information Statement is information on how to obtain a copy of the 2005 Form 10-KSB, if desired. It is also available on the SEC’s website.

SHAREHOLDER COMMUNICATIONS WITH DIRECTORS

Shareholders who wish to communicate with the Board of Directors or with a particular director may send a letter to the Company at 2735 Villa Creek, Suite 175, Dallas, Texas 75234. Any communication should clearly specify it is intended to be made to the entire Board of Directors or to one or more particular director(s). Under this process, the recipient of the communication will review such correspondence and will forward to the Board of Directors a summary of all such correspondence and copies of all correspondence that, in the opinion of the reviewer, deals with the functions of the Board of Directors, or that the reviewer otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by the Company that is addressed to the members of the Board of Directors and request copies of such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Board of Directors or the appropriate Committee thereof.

NO SOLICITATION OF PROXIES

This Information Statement is furnished to shareholders pursuant to the requirements of Section 14(c) under the Exchange Act to report action taken by written consent of the Majority Shareholder. No action is required upon the part of any other shareholder, and no proxy is being solicited. The cost of this Information Statement will be borne by the Company.

COPIES OF THE COMPANY’S ANNUAL REPORT FOR THE FISCAL YEAR ENDED JUNE 30, 2005, ON FORM 10-KSB ARE AVAILABLE TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO TABATHA IV, INC., 2735 VILLA CREEK, SUITE 175, DALLAS, TEXAS 75234, ATTN: INVESTOR RELATIONS.

Dated: April 26, 2006.	By Order of the Board of Directors,

By:	/s/ MIMBI ROBERTSON
Mimbi Robertson, President